EXHIBIT 8.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Form 10-KSB/A of our report dated January 27, 1997 on our audit of the financial statements of Advanced Gaming Technology, Inc.

/s/ ROBISON, HILL & CO.
Certified Public Accountants

Salt Lake City, Utah
July 15, 1997